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                                   EXHIBIT 21

                    MARSH SUPERMARKETS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

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                                           State of         Name under which Business
Name as Specified                       Incorporation        Done if Different from
   in Charter                          or Organization      Name Specified in Charter
   ----------                          ---------------      -------------------------
Marsh Drugs, Inc.                          Indiana          Marsh Drugs
Marsh Village Pantries, Inc.               Indiana          Village Pantry
Mundy Realty, Inc.                         Indiana
Mar Properties, Inc.                       Indiana
Marlease, Inc.                             Indiana
Marsh International, Inc.                  Indiana          Marsh International
Temporary Services, Inc.                   Indiana
Limited Holdings, Inc.                     Indiana
Marsh P.Q., Inc.                           Indiana
Marsh Cultural Group, Inc.                 Indiana
North Marion Development Corp.             Indiana
Contract Transport, Inc.                   Indiana
Crystal Food Services, LLC                 Indiana          Crystal Food Services,
                                                            Primo Catering, Capital
                                                            Vending
LoBill Foods, LLC                          Indiana          LoBill
Contract Transport, LLC                    Indiana
Marsh Supermarkets, LLC                    Indiana          Marsh
Village Pantry, LLC                        Indiana          Village Pantry
Marsh Drugs, LLC                           Indiana          Marsh Drugs
Trademark Holdings, Inc.                   Delaware
Marsh Clearing House, LLC                  Indiana


Crystal Cafe Management Group, LLC         Indiana          Crystal
Crystal Food Management Services, LLC      Indiana
Butterfield Foods, LLC                     Indiana          Butterfield
Floral Fashions, LLC                       Indiana          Floral Fashions
O'Malia Food Markets, LLC                  Indiana          O'Malia Food Markets,
                                                            Joe O'Malia
                                                            Food Markets
CF Property, LLC                           Indiana
BF Property, LLC                           Indiana
CSD Property, LLC                          Indiana
MD Property, LLC                           Indiana
MS Property, LLC                           Indiana
Pantry Property, LLC                       Indiana
McNamara, LLC                              Indiana
MCN Property, LLC                          Indiana
Floral Property, LLC                       Indiana
LB Property, LLC                           Indiana

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